Exhibit 10.2

FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 21st day of October, 2019, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and CALIX, INC., a Delaware corporation (“Borrower”).
RECITALS
A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 7, 2017 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower is currently in default of Section 6.9(a) of the Loan Agreement for failing to comply with the Adjusted Quick Ratio financial covenant during the fiscal quarter ended September 28, 2019 (the “Existing Event of Default”).
D.    Borrower has requested that Bank waive the Existing Event of Default and make certain revisions to the Loan Agreement as more fully set forth herein.
E.    Bank has agreed to so waive the Existing Event of Default and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 10 (Notices). Borrower’s address for notice in Section 10 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
If to Borrower:    Calix, Inc.
2777 Orchard Parkway
San Jose, California 95134
Attn: Chief Financial Officer

with a copy to:	Calix, Inc. 2777 Orchard Parkway
San Jose, California 95134
Attn: General Counsel
3.    Waiver of Existing Event of Default. Borrower acknowledges and agrees that unless the Existing Event of Default is waived by Bank, the Existing Event of Default would constitute an Event of Default under the Loan Documents. The Bank hereby waives, effective as of September 28, 2019, the Existing Event of Default. Bank’s agreement to waive the Existing Event of Default shall in no way obligate Bank to make any other modifications to the Loan Agreement or to waive Borrower’s compliance with any other terms of the Loan Documents, and shall not limit or impair Bank’s right to demand strict performance of all other terms and covenants as of any date. The waiver set forth above shall not be deemed or otherwise construed to constitute a waiver of any other provisions of the Loan Agreement in connection with any other transaction.
4.    Limitation of Amendment.
4.1    The amendments and waiver set forth in Sections 2 and 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (1) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (1) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.3    In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle Bank to exercise all rights and remedies provided to Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.
5.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
5.1    Immediately after giving effect to this Amendment (1) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (1) no Event of Default has occurred and is continuing;
5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (1) any material law or regulation binding on or affecting Borrower, (1) any contractual restriction with a Person binding on Borrower in any material respects, (1) in any material respects, any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (1) the organizational documents of Borrower;
5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.    Effectiveness. This Amendment shall be deemed effective upon (1) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee to Bank of Ten Thousand Dollars ($10,000), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
BORROWER:
CALIX, INC.
By: /s/ Cory Sindelar
Name: Cory Sindelar
Title: Chief Financial Officer
BANK:
SILICON VALLEY BANK
By: /s/ Matthew Wright
Name: Matthew Wright
Title: Managing Director

[Signature Page to Fourth Amendment to Loan and Security Agreement]